Exhibit 99.1

GTY Technology Holdings Announces
First Quarter 2020 Results: Q1 GAAP Revenues Up 42%; 300+ Organizations Seek GTY’s Covid-19 Program; Withdraws 2020 Guidance and Expects Annual Revenue Growth

(Boston, MA, May 8, 2020) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution for the public sector, today announced financial results for the quarter ended March 31, 2020.

•	First quarter GAAP revenues up 42% year-over-year to $11.3 million
•	First quarter non-GAAP revenues up 31% year-over-year to $11.6 million
•	More than 300 State and Local Governments seek GTY emergency Covid-19 Care Program; Grants Management, Procurement and Budgeting software in demand
•	Company withdraws previously issued guidance for the full year 2020 due to uncertainties with respect to COVID-19-related disruption duration
•	Company shares operating assumptions pointing to a base line of over 20% revenue growth for GTY in Fiscal 2020 and being cash flow positive in the second half of 2020 excluding the impact of severance payments

COVID-19 Related Stakeholder Actions

“Our primary concern has been the safety and wellbeing of our people,” said TJ Parass, GTY CEO. “We quickly moved to 100% business remote operations. As state-wide pandemic-related lockdowns rolled out, many local public government organizations and offices experienced an inability to conduct normal business given the predominance of on-premise IT operations. I’m incredibly proud of how our team immediately put into motion our GTY COVID Emergency Care Program to help public sector organizations such as health services, K-12 schools, Higher Education, and State/Local government entities to easily obtain, implement and become operational with critical applications. As examples, these organizations have immediate needs to track, secure and distribute COVID stimulus grants, to create new budget scenarios, and to ensure mission-critical procurements and payments. Without Cloud-based applications they were hamstrung.”

“With the current low government adoption of Cloud technologies, this crisis highlights that the digital transformation of government needs to be done sooner rather than later,” continued Parass. “We anticipate an acceleration of Government digital transformation as a result of this pandemic.” More than 300 organizations are now onboarding to GTY’s COVID Emergency Care Program, which is available free of charge for a period of months, depending on the software application in use.

Q1 Business Developments and Financial Results

“The top line was strong this quarter at more than 30% growth on a non-GAAP basis and more than 40% growth on a GAAP basis,” said Parass. “We experienced double-digit revenue growth across all six business units. However, we did see some Q1 opportunities push out of the quarter and we expect many of these will close in Q2. Our team moved quickly at the start of the pandemic to ensure that all of our products could be sold, operated and implemented remotely. We believe government offices will now have a greater appreciation for the value of cloud-based solutions and will move up the timeframe for their digital transformations as a result of the current crisis.”

John Curran, GTY CFO, said, “As we experienced a business slowdown late in March, we swiftly took action to reduce costs while preserving as many jobs as possible. Our results reflect a $3.5 million restructuring charge related to costs associated with a 10% reduction in our workforce. In addition, we reduced our discretionary spending and implemented cost savings initiatives.”

First quarter 2020 operating loss was $16.5 million compared with $42.6 million in Q4 2019. First quarter non-GAAP operating loss was $5.7 million compared with $5.4 million in Q4 2019.

Business Outlook

“Since the start of the pandemic, we have increased our financial flexibility, reduced fixed and variable expenses, and worked to ensure that we would have sufficient liquidity to bring us through the remainder of the year,” continued Curran. “We believe we are on solid footing for the year and we continue to expect year-over-year revenue growth for GTY. While the impact of COVID-19 on our Q1 results was relatively small, we have experienced longer sales cycles and collection cycles since the start of Q2. Due to the heightened uncertainty related to the pandemic and its impact on the operating and economic environment we are withdrawing the previously issued full-year non-GAAP revenue guidance that we provided in early March.”

Conference Call and Webcast

GTY will hold its quarterly earnings call on May 8, 2020 at 8:30 a.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of the company’s website at www.gtytechnology.com.

Webcast: https://event.on24.com/wcc/r/2318650/D802FF626299DAB9728BA1161740E77D

Conference ID: 4395825

Participant Toll Free Dial-In Number: (833) 502-0488

Participant Toll Dial-In Number: (778) 560- 2559

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) our ability to consummate any proposed transaction with respect to our previously announced review of strategic alternatives; (2) the lack of actionable alternatives that have been identified in connection with the strategic alternative review; (3) risks relating to the substantial costs and diversion of personnel’s attention and resources due to the strategic alternative review; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) our ability to raise or borrow funds on acceptable terms; (6) changes in applicable laws or regulations; (7) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (8) the impact of the coronavirus outbreak, or similar global health concerns, on our operations and customer base, particular budgetary constraints on our municipal customers due to substantial emergency expenses; and (9) other risks and uncertainties included in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent filings made with the SEC. We caution you that the foregoing list of factors is not exclusive and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Presentation of Predecessor and Successor Financial Results

As a result of its business combination in February 2019, GTY is the acquirer for accounting purposes and Bonfire, CityBase, eCivis, Open Counter, Questica, and Sherpa are the acquirees and accounting predecessor. The company’s financial statement presentation distinguishes the company’s presentations into two distinct periods, the period up to the business combination closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The transaction was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release. In addition, as the business combination occurred on February 19, 2019, GTY believes reviewing the operating results on a pro forma basis is more useful in discussing the overall operating performance when compared to the same period in the prior year. Therefore, to compare the three months ended March 31, 2020 to March 31, 2019, the company combined the GAAP and non-GAAP financial measures of the Predecessor period from January 1, 2019 through February 18, 2019 and the Successor period from February 19, 2019 through March 31, 2019 (“S/P Combined 2019”).

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between current and future periods.

Non-GAAP Gross profit and Non-GAAP Gross margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination and share-based compensation included in cost of revenues. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The Company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss from operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, restructuring expenses and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between all periods presented.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides government payment software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives and Sherpa provides public-sector budgeting software and consulting services.

Exhibit 1

GTY Technology Holdings Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Successor		Predecessor
	Three Months Ended	February 19, 2019 through	January 1, 2019 through
	March 31, 2020	March 31, 2019	February 18, 2019
Revenues	$11,276	$3,034	$4,928
Cost of revenues	4,527	1,576	1,614
Gross profit	6,749	1,458	3,314

Operating expenses
Sales and marketing (1)	4,854	1,378	1,394
General and administrative (1)	7,449	2,319	1,749
Research and development (1)	3,798	1,472	1,580
Amortization of intangible assets	3,673	1,693	32
Acquisition costs	-	35,029	151
Restructuring charges	3,466	-	-
Change in fair value of contingent consideration	29	35	(37)
Total operating expenses	23,269	41,926	4,869
Loss from operations	(16,520)	(40,468)	(1,555)

Other income (expense)
Interest income (expense), net	(236)	421	(170)
Loss from issuance of shares	(2,056)	-	-
Other income (loss), net	499	(5)	12
Total other income (expense), net	(1,793)	416	(158)

Loss before income taxes	(18,313)	(40,052)	(1,713)
Benefit from income taxes	2,521	-	-
Net loss	$(15,792)	$(40,052)	$(1,713)

Net loss per share, basic and diluted	$(0.30)	$(0.83)
Weighted average common shares outstanding, basic and diluted	52,575	48,462

Net loss	$(15,792)	$(40,052)	$(1,713)
Other comprehensive income:
Foreign currency translation gain	2,049	-	-
Total other comprehensive income	2,049	-	-
Comprehensive loss	$(13,743)	$(40,052)	$(1,713)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$218	$-	$-
Sales and marketing	771	459	61
General and administrative	2,051	25	-
Research and development	255	67	-
Total share-based compensation expense	$3,295	$551	$61

Exhibit 2

GTY Technology Holdings Inc.
Reconciliations of non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended March 31,
	2020	2019	YoY %
Revenues - Successor Period	$11,276	$3,034
Revenues - Predecessor Period	-	4,928
Pro forma as Adjusted Revenues	11,276	7,962	42%
Purchase accounting adjustment to revenue	315	872
Non-GAAP Pro forma as Adjusted Revenues	$11,591	$8,834	31%

Gross Profit - Successor Period	$6,749	$1,458
Gross Profit - Predecessor Period	-	3,314
Pro forma as Adjusted Gross Profit	6,749	4,772	41%
Purchase accounting adjustment to revenue	315	872
Share-based compensation	218	-
Non-GAAP Pro forma as Adjusted Gross Profit	$7,282	$5,644	29%

Gross Margin - Successor Period	60%	48%
Gross Margin - Predecessor Period	N/A	67%
Pro forma as Adjusted Gross Margin	60%	60%
Non-GAAP Pro forma as Adjusted Gross Margin	63%	64%

Loss from operations - Successor Period	$(16,520)	$(40,468)
Loss from operations - Predecessor Period	-	(1,555)
Pro forma as Adjusted Loss from operations	(16,520)	(42,023)	-61%
Purchase accounting adjustment to revenue	315	872
Amortization of intangibles	3,673	1,725
Share-based compensation	3,295	612
Acquisition costs	-	35,180
Restructuring costs	3,466	-
Change in fair value of contingent consideration	29	(2)
Non-GAAP Pro forma as Adjusted Loss from operations	$(5,742)	$(3,636)	58%

Exhibit 3

GTY Technology Holdings Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$8,116	$8,374
Accounts receivable, net	8,299	9,184
Prepaid expenses and other current assets	4,037	3,047
Total current assets	20,452	20,605

Property and equipment, net	4,617	3,185
Intangible assets, net	112,115	115,788
Goodwill	286,635	286,635
Other assets	7,547	8,180
Total assets	$431,366	$434,393

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$8,213	$8,443
Contract liabilities - current portion	15,836	17,346
Contingent consideration - current portion	12,685	12,680
Term loan, net	11,542	-
Other current liabilities	2,345	2,406
Total current liabilities	50,621	40,875

Contract and other long-term liabilities	1,708	1,264
Deferred tax liability	16,274	20,276
Contingent consideration - less current portion	41,230	41,233
Other long-term liabilities	4,298	5,122
Total liabilities	114,131	108,770

Commitments and contingencies

Shareholders’ equity:
Common stock	5	5
Exchangeable shares	43,220	45,681
Additional paid in capital	377,572	369,756
Accumulated other comprehensive loss	2,419	370
Treasury stock	(5,174)	(5,174)
Accumulated deficit	(100,807)	(85,015)
Total shareholders' equity	317,235	325,623
Total liabilities and shareholders’ equity	$431,366	$434,393

Company Contacts:

Investor Relations

ir@gtytechnology.com

(702) 945-2898